                                Exhibit No. 3.3

                         ASSIGNMENT OF SALES CONTRACT
                         ----------------------------

          This Assignment Of Sales Contract ("Assignment"), dated as of ____________________, 199___, by and between Genesis Financial Group, Inc., a Virginia corporation, (hereinafter referred to as "Corporation"), and ______________________________ (hereinafter individually or collectively referred to as "Assignee").

                                   RECITALS:
                                   ---------

     A. In connection with a SB-1 registered offering ("Offering") by the Corporation of its Retail Installment Sales Contracts ("Contracts"), Assignee has previously executed a Subscription Letter ("Letter") subscribing for one or more Contracts pursuant to his investment in the Corporation in the amount set forth in the aforementioned Letter, to which reference is hereby made.

     B. In furtherance of the Assignee's investment in the Corporation and for the purpose of effectuating the terms and conditions set forth in the Letter and the Offering, Corporation hereby executes this Assignment to evidence the Contracts to be allocated to the Assignee's account pursuant to his investment in the Corporation.

     Corporation hereby warrants and represents as follows:

     1. Corporation is the holder of all rights, title and interest in and to those certain Contracts attached hereto as Exhibit "A" which documents have arisen in the normal course of the Corporation's business.

     2. In consideration of Assignee's investment in the Corporation pursuant to the aforementioned Letter and Offering, the Corporation hereby grants, transfers, and conveys to the Assignee all of its rights, title and interest in and to those certain Contracts set forth on Exhibit "A" attached hereto until such time as said Contracts are paid in full or the Assignee has otherwise received a full refund of his investment in the Corporation, together with his applicable return on investment as provided for in Paragraph 3 hereof. Notwithstanding the foregoing, the Corporation shall have the right to substitute any Contract assigned hereunder with a Contract of comparable value in the event of a default under any such Contract pursuant to the terms of the Letter and that certain Guarantee And Replacement Agreement executed in conjunction with this Assignment for the benefit of Assignee.

     3. Disclosed on Exhibit "B" hereto are the calculations of the Assignee's rate of return on his investment in the Corporation as a function of the specific Contracts assigned to him.

     4. Assignee hereby agrees to return to the Corporation any and all Contracts, Certificates of Title and any other document delivered to Assignee pursuant to his investment in the Corporation upon receipt thereby of cash, and/or property, in the amount of his initial investment plus his calculated return on his investment.

     5. The Corporation agrees to execute this Assignment and Exhibits in duplicate. One original counterpart shall be forwarded to the attention of the Assignee. Copies of all amendments to Exhibits "A" and "B" hereunder that are generated from time to time in connection with the Assignee's investment will also be executed and forwarded as they arise.

     WITNESS the following execution:

                                                    "Corporation"
                                      Genesis Financial Group, Inc., a Virginia corporation


                                      By:______________________________________

                                      Its:_____________________________________



                                                      "Assignee"


                                      By:______________________________________

                                   EXHIBIT A
                         Assignment of Sales Contract
                         ----------------------------

     List of Assigned Vehicular Sales Contracts

     _________________________       _________________________

     _________________________       _________________________

     _________________________       _________________________

     _________________________       _________________________

     _________________________       _________________________

     _________________________       _________________________

     _________________________       _________________________

     _________________________       _________________________


             "Assignor"                         "Assignee"

     Genesis Financial Group, Inc.,      ___________________________
     a Virginia Corporation

By:___________________________

Its:__________________________

                                   EXHIBIT B

                         Calculation Of Rate Of Return
                         -----------------------------








             "Assignor"                        "Assignee"

     Genesis Financial Group, Inc.,      ___________________________
     a Virginia Corporation

By:___________________________

Its:__________________________